PURCHASE MONEY PROMISSORY NOTE

DATE: November 17, 2004 Pascagoula, Mississippi

FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to the order of **SHELL LANDING GOLF, L.L.C.** whose address is 2000 Highway 90 East, Gautier, Mississippi 39553 (or at such other place as the holder hereof may designate), the sum of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000.00) together with interest at six percent (6%) per annum, due and payable in full in one balloon note on the 17th day of November, 2005.

In case of any default, the undersigned agrees to pay all costs of collection, including a reasonable attorneys fees, whether or not suit is instituted. Presentment for payment, demand, notice of dishonor, protest, notice of protest and any homestead or personal property exemption allowed by the constitutions or laws of any state are hereby waived by the undersigned. Failure by the holder hereof to exercise any option granted it hereunder shall not constitute a waiver of future rights. The term "undersigned" as used herein shall include all makers, co-makers, endorsers, sureties and guarantors hereof.

Pursuant to paragraph 8.3 of the 26 page Purchase and Sale Agreement dated May 26, 2004, Carl Crawford, Individually and on behalf of The Grand Shell Landing, Inc. agrees to immediately notify Shell Landing Golf, LLC in the event of any default in the terms of the loan from the first mortgage holder, Textron Financial Corporation, or its assigns (the "Loan"). The Loan is subject to call in the event the stock in The Grand Shell Landing, Inc. is transferred as the result of a default on this Note unless Carl Crawford remains in operational control of The Grand Shell Landing, Inc. following such transfer.

WITNESS our signatures, this the 17 day of November, 2004.

GRAND SHELL LANDING, INC.
By: Carl Crawford, President

CARL CRAWFORD, Individually

State of Mississippi
County of Jackson

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the aforesaid county and state, within my jurisdiction, the within named **Carl Crawford,** who is President of The Grand Shell Landing, Inc., who acknowledged to me that he executed the above and foregoing Purchase Money Promissory Note on the day and year therein mentioned for and on behalf of said Corporation, as its true act and deed after being duly authorized to do so.

Witness my hand and official seal of office this the 17 day of November, 2004.

My Commission Expires: MY COMMISSION EXPIRES OCTOBER 17, 2008

Notary Public

ROBYN LEIGH BEAL NOTARY PUBLIC JACKSON COUNTY, MS

State of Mississippi
County of Jackson

Personally came and appeared before me, the undersigned authority in and for the aforesaid jurisdiction, the within named **Carl Crawford,** who acknowledged to me that he executed the above and foregoing Purchase Money Promissory Note on the date and year therein mentioned as his free and voluntary act and deed.

Witness my hand and official seal of office this the 17 day of November, 2004.

My Commission Expires:

Notary Public

MY COMMISSION EXPIRES OCTOBER 17, 2008

ROBYN LEIGH BEAL NOTARY PUBLIC JACKSON COUNTY, MS

Prepared by: Daryl A. Dryden
Williams, Heidelberg, Steinberger and McElhaney, P.A.
2112 Bienville Blvd., Armand Place Suite M - 1
Ocean Springs, MS 39564
(228) 872-8065

Shell Landing

Azur Shell Landing Development LLC

Albert Lazo
Azur International
101 NE 3rd Avenue
Suite 1220
Ft. Lauderdale, FL 33301

Nov. 17, 2004

Dear Albert:

This letter will confirm that I contributed my portion of the equity in Shell Landing Golf, LLC (i.e. $529,188.90) in partial satisfaction of the $1.6 million promissory note from The Grand Shell Landing, Inc. and me. Therefore, the remaining balance of said note is $1,070,811.10.

Should you have any additional concerns, please do not hesitate to contact me.

Sincerely,

Carl M. Crawford
President

3499 Shell Landing Boulevard
Gautier, Mississippi 39553
888.472.5071 • 228.497.0151 • 228.497.6330 facsimile
www.ShellLanding.com